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                                                                 EXHIBIT (10)(a)

                                   ONEOK, INC.
                       KEY EMPLOYEE ANNUAL INCENTIVE PLAN

                  AS ACCEPTED AND ASSUMED ON NOVEMBER 26, 1997


         1. Name and Effective Date. The plan hereby created shall be known as the ONEOK, Inc. Key Employee Annual Incentive Plan ("Plan"). The Plan shall be effective as of September 1, 1995, and shall first apply with respect to the fiscal year ending August 31, 1996. The Plan shall remain in effect until terminated by the Board of Directors of ONEOK, Inc. ("Board of Directors") pursuant to paragraph 8, below.

         2. Purpose. The purpose of this Plan is to provide officers and other key employees of ONEOK, Inc., its divisions and subsidiaries ("Company"), selected for participation in the Plan under paragraph 3, below, with a direct financial interest in the performance and profitability of the Company, and particular business units thereof, and to reward performance in employment with the Company. It is the intention (but not the obligation) of the Company that cash payment of incentive awards ("Awards") will be made annually in accordance with the terms of this Plan.

         3. Eligibility; Plan Participation. The Executive Compensation Committee ("Committee") of the Board of Directors, in its sole discretion, after taking into consideration any recommendations of the Chief Executive Officer of the Company, shall be authorized to determine and select the officers and other key employees of the Company eligible to participate ("Participants") in the Plan for a fiscal year. No member of the Committee shall be eligible to participate in the Plan.

         4. Administration. The Plan shall be administered by the Committee which shall be composed of at least three members of the Board of Directors. The Committee is hereby vested with full powers of administration of the Plan, subject only to the provisions herein set forth. Members of the Committee shall not be eligible to receive Awards or any other financial benefit under the Plan. The Committee shall act by a vote of a majority of a quorum or by unanimous written consent. A majority of its members shall constitute a quorum. The Board may, from time to time, remove members from or add members to the Committee. Vacancies on the Committee, arising for any reason, shall be filled only by the Board of Directors. The Committee shall have the authority to define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan. The Committee shall also have the authority to make all determinations necessary or advisable, in its sole discretion, for the administration of the Plan, including but not limited to interpreting the Plan, correcting defects, reconciling inconsistencies and resolving ambiguities. The interpretation by the Committee of the terms and provisions of the Plan, and its administration of the Plan, and all actions taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, subsidiaries, all Participants in the Plan and employees, and upon their respective successors and assigns, and upon all other persons claiming under or through any of them.



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         5. Determination of Awards. The determination of incentive criteria and actual incentive Awards for Participants, and timing and terms of payment of such Awards shall be made pursuant to determinations, actions, rules, regulations and procedures adopted and established from time to time by the Committee. It is anticipated, subject in all cases to the determinations to be made by the Committee, in its sole discretion (which may differ in any way the Committee determines from the following), that Awards will be made payable to Participants subject to achievement of certain corporate and unit performance goals established and approved by the Committee before the start of a fiscal year of the Company; the measurement period for such achievement of such goals will correspond to the Company's fiscal year; payment of Awards approved by the Committee under the Plan will be made as soon as reasonably possible after the end of the fiscal year for which they are approved after the audited financial results are made available to the Committee; the Committee will be assisted in administering the Plan by the Chief Executive Officer, and the officers, employees and departments of the Company designated by the Chief Executive Officer; the committee will monitor the Plan and make adjustments and interpretations, from time to time as it determines, in its sole discretion, to be appropriate; goals established pursuant to the Plan can be modified by the Committee during the fiscal year of the Company for which such goals were established if conditions outside the control of the Company or unit arise that make such goals obsolete or unreasonable (including increasing or decreasing the standards involved or replacing them in their entirety); and periodic and frequent communication will be made by the Committee to Participants in the Plan of the Plan's provisions, the goals and standards established pursuant to the Plan, and the relevant operating and financial information of the Company, its divisions, subsidiaries, and business units thereof.

         6. Payment of Awards. Any Award to a Participant in the Plan determined and approved by the Committee for performance in a fiscal year or other measurement period, in accordance with paragraph 5, above, shall be paid to such Participant in a cash lump sum payment as soon as is practicable after the Committee has approved the amount for that period. Said payments shall be deemed additional compensation to the Participant, and payroll taxes shall be withheld from said payments in accordance with all applicable federal, state and local laws.

         7. Termination of Employment. This Plan does not create a contract of employment between the Company and any Participant. This Plan does not limit the right of the Company to discharge or terminate a Participant for any reason, or for no reason. The payment of any Award under this Plan is completely discretionary with the Committee and Board of Directors, and no person shall have any claim to be granted or to receive any Award or other amount, benefit or payment, and no Participant or other person shall have authority to assign or transfer any Award or other rights, benefits or payments hereunder, or to enter into any agreement with any person for the payment of any Award, or to make any representation or warranty with respect thereto. Upon a Participant's termination of employment with the Company for any reason, including but not limited to the death or disability of the Participant, the Participant's rights, if any, to an Award hereunder shall terminate. A Participant must be employed on September 30 of a fiscal year or the last day of any other applicable measurement period in order to receive an Award with respect to the fiscal year or measurement period, respectively.

         8. Amendment or Termination. The Company reserves the right to amend or terminate the Plan at any time by action of its Board of Directors. Such amendment or termination may be made at any time during the year, and no such amendment or termination shall entitle any Participant to any claim for an Award, or for any other benefit or payment, under this Plan.


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